UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

43-1792717

(I.R.S. employer identification number)

0-23325

(Commission file number)

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

[_]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 25, 2016, Greg A. Horton was appointed to the Board of Directors of Guaranty Federal Bancshares, Inc. and its subsidiary bank, Guaranty Bank.

Greg A. Horton, CPA, is chief executive officer, co-founder, and co-owner of Integrity Pharmacy and Integrity Home Care, a multi-line home care enterprise that employs 2,400 and serves over 5,000 clients in Missouri and Kansas.  Prior to launching Integrity Home Care in 2000, Mr. Horton was a partner in accounting firm Whitlock, Selim & Keehn, LLP.  He has over twenty years of experience in public accounting with an emphasis in management consulting, information systems, and auditing services.  Mr. Horton holds a Bachelor of Science in Business Administration with an Accounting Specialization from Central Missouri State University.  He is a member of the American Institute of Certified Public Accountants, and has been active in board and volunteer service with the Fellowship of Christian Athletes, Boys & Girls Town of Missouri, Rotary Club of Springfield Southeast, and the Springfield Area Chamber of Commerce.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated February 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By: /s/ Shaun A. Burke
Shaun A. Burke President and Chief Executive Officer

Date: February 29, 2016